Exhibit 99.1

NVIDIA TO ACQUIRE ULI ELECTRONICS, A LEADING DEVELOPER OF CORE LOGIC TECHNOLOGY

TAIPEI, TAIWAN and SANTA CLARA, CA, DECEMBER 14, 2005--NVIDIA Corporation (Nasdaq: NVDA), the worldwide leader in programmable graphics processor technologies, today announced that it has signed a definitive agreement to acquire ULi Electronics Inc. (ULi), one of the PC industry’s most highly-regarded core logic developers. Headquartered in Taipei, ULi also has offices in Hsinchu; Shanghai; Shenzhen; and San Jose, California.

ULi is recognized for its innovative core logic technology as well as other multimedia and embedded products. The acquisition represents NVIDIA’s ongoing investment in its platform solution strategy, which leverages the acclaimed NVIDIA nForce® media and communications processors (MCPs) and NVIDIA® GeForce® and NVIDIA Quadro® graphics processing units (GPUs). Additionally, the acquisition is expected to strengthen the Company’s sales, marketing, and customer engineering presence in Taiwan and China.

Under the terms of the agreement, NVIDIA will pay 19 New Taiwan Dollars in cash for each outstanding ULi share and stock option, for a total of approximately $52 million (USD). The acquisition, which is expected to be completed in the first quarter of the Company’s fiscal year 2007, remains subject to the satisfaction of regulatory requirements and other customary closing conditions.

Alex Kuo, president and chief executive officer, ULi, will join NVIDIA as a senior executive responsible for MCP sales, marketing, and support functions in Asia. NVIDIA intends to supply ULi customers with current products for the foreseeable future.

Jen-Hsun Huang, president and chief executive officer, NVIDIA, stated: "Alex and his team have built a company admired for creating innovative products in the core logic arena. The acquisition provides an opportunity for NVIDIA to leverage a very talented engineering team in order to expand our MCP initiatives while building closer relationships with customers in Asia."

"At ULi, we have always believed that the opportunities in the MCP space are tremendous," added Mr. Kuo. "The strength of the NVIDIA world-class engineering and marketing organizations will enable the ULi team to take product design and development to the next level."

NVIDIA is the largest AMD core logic supplier in the world (Source: Mercury Research, Third Quarter 2005 PC CPU Report). NVIDIA nForce MCP revenue has increased 100 percent year-over-year and has achieved record revenue for five consecutive quarters.

About ULi
ULi Electronics Inc. is a leading fabless IC design company that develops world-class solutions for consumer electronics and professional computing products. ULi's expertise in the PC information industry and solid design capability position ULi as a major component supplier dedicated to bringing system manufacturers more highly integrated, performance enhancing, and cost effective IC solutions. For more information, visit www.uli.com.tw.

About NVIDIA
NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, California and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements regarding the anticipated benefits of the acquisition of ULi Electronics, the anticipated closing and timing of the closing of the acquisition, NVIDIA continued supply to current ULi customers, and the employment of Mr. Kuo by NVIDIA are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that we will not realize the anticipated benefits of this acquisition, the risk that we may not be able to complete the acquisition, risks associated with acquisitions including the ability to successfully integrate technologies, employees and operations, diversion of management’s attention, retaining key employees, ULi customers ending their relationship with ULi after the completion of the acquisition, risks associated with international operations, trends in the semiconductor and MCP industries, failure in NVIDIA MCP initiatives, the impact of competitive products and technological advances, reliance on third party manufacturers, market acceptance of new products and technologies and other risks detailed from time to time in the NVIDIA reports filed with the Securities and Exchange Commission including its Form 10-Q for the quarter ended October 30, 2005. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof. NVIDIA disclaims any obligation to update these forward-looking statements.

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